Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-85896) and Forms S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445, File No. 333-37912, File No. 333-79503, File No. 333-62078 and File No. 333-76488) of D&E Communications, Inc. of our report dated March 1, 2005, on our audits of the financial statements of Pilicka Telefonia Sp. z o.o. which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland
March 10, 2006